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                                  EXHIBIT 5.1

                                LEGAL OPINION OF
                         MORRIS, MANNING & MARTIN, LLP

                         MORRIS, MANNING & MARTIN, LLP
                         1600 ATLANTA FINANCIAL CENTER
                           3343 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30326
                                 (404) 233-7000

                                  June 5, 2002

Community Financial Holding Company, Inc.
2775 Buford Highway
Duluth, Georgia 30096

         RE:      REGISTRATION OF 666,667 SHARES OF COMMON STOCK

Ladies and Gentlemen:

         We have acted as counsel to Community Financial Holding Company, Inc. (the "Company"), a Georgia corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement"), of 666,667 shares (the "Shares") of common stock, $5.00 par value (the "Common Stock"), of the Company.

         In this capacity, we have examined (1) the Registration Statement, which is to be filed with the Securities Exchange Commission (the "Commission") on the date hereof, (2) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares, and (3) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.
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Community Financial Holding Company, Inc.
June 5, 2002
Page 2


         Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares are duly authorized, and when the Shares are issued and delivered to investors, as described in the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading
"Legal Matters" in the prospectus which is a part of the Registration Statement.



                                       Very truly yours,



                                       /s/ MORRIS, MANNING & MARTIN, LLP